EPICEPT CORPORATION
and
THE BANK OF NEW YORK MELLON, as Trustee
Indenture
Providing for Issuance of
7.5556% Convertible Subordinated Notes Due 2014
Dated as of February 9, 2009

     THIS INDENTURE, between EpiCept Corporation, a Delaware corporation (hereinafter called the “Company,” as more fully defined in Section 1.01), and The Bank of New York Mellon, a New York banking corporation, as trustee (hereinafter called the “Trustee,” as more fully defined in Section 1.01), is made and entered into as of this 9th day of February, 2009.
Recitals of the Company
     The Company, for its lawful corporate purposes, has duly authorized the execution and delivery of this Indenture to provide for the issuance of its 7.5556% Convertible Subordinated Notes Due February 9, 2014 (the “Securities”), in an aggregate principal amount not to exceed U.S.$25,000,000.00, and to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered.
     All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.
Agreements of the Parties
     To set forth or to provide for the establishment of the terms and conditions upon which the Securities are and are to be authenticated, issued, and delivered, and in consideration of the premises thereof, and the purchase of Securities by the Holders (as hereinafter defined) thereof, it is mutually covenanted and agreed as follows, for the equal and proportionate benefit of all Holders from time to time of the Securities, as the case may be:
ARTICLE 1
Definitions And Other Provisions Of General Application
     Section 1.01. Definitions. For all purposes of this Indenture and of any indenture supplemental hereto, except as otherwise expressly provided or unless the context otherwise requires:
     (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;
     (b) all other terms used herein which are defined in the Trust Indenture Act (as hereinafter defined), either directly or by reference therein, have the meanings assigned to them therein;
     (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles (“GAAP”); and
     (d) all references in this instrument to designated “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument as originally executed. The words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, or other subdivision.
     “Act”, when used with respect to any Holder of a Security, has the meaning specified in Section 1.04.

     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Aggregate Current Market Price” has the meaning specified in Section 9.04(e).
     “Authenticating Agent” means any Person authorized by the Trustee to authenticate Securities under Section 5.14.
     “Authentication Order” has the meaning specified in Section 2.07.
     “Automatic Conversion” has the meaning specified in Article 9.
     “Automatic Conversion Date” has the meaning specified in Article 9.
     “Automatic Conversion Notice” has the meaning specified in Article 9.
     “Board of Directors” means (i) the board of directors of the Company, (ii) any duly authorized committee of that board, or (iii) any officer, director or authorized representative of the Company, in each case duly authorized by such Board to act hereunder.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Capital Stock” means any class of authorized capital stock of the Company, whether common or preferred stock, as specified from time to time in the Company’s certificate of incorporation, as amended and restated, and as in effect from time to time.
     “Cash Equivalents” means (1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (2) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of U.S.$500 million and a Thompson Bank Watch Rating of “B” or better, (3) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clause (1) above entered into with any financial institution meeting the qualifications specified in clause (2) above, (4) commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services and in each case maturing within six months after the date of acquisition and (5) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (1)-(4) of this definition.
     “Change in Control” means the occurrence at any time, after the original issuance of the Securities, of any of the following events:

     (1) the acquisition by any Person (including any syndicated group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of Capital Stock of the Company entitling such Person to exercise more than fortypercent (40%) of the total voting power of all shares of Capital Stock of the Company entitled to vote generally in the elections of directors, other than any such acquisition by the Company, any Subsidiary or any employee benefit plan of the Company; or
     (2) any Person shall succeed in having sufficient numbers of its nominees (who are not supported by a majority of the then current Board of Directors of the Company) elected to the Board of Directors of the Company such that such nominees, when added to any existing directors remaining on the Board of Directors of the Company after such election who are Affiliates of or acting in concert with any such Person, shall constitute a majority of the Board of Directors of the Company; or
     (3) any consolidation or merger of the Company with or into any other Person, or any merger of another Person with or into the Company (other than (A) a merger (i) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s Capital Stock and (ii) pursuant to which holders of Common Stock immediately prior to such transaction have, directly or indirectly, fifty percent (50%) or more of the total voting power of all shares of Capital Stock or other ownership interests entitled to vote generally in the election of directors of the continuing or surviving Person immediately after such transaction and (B) any merger that is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the Company or another Person); or
     (4) the sale of all or substantially all the assets of the Company.
     “Closing Price” means, with respect to the Common Stock on any day, the closing sale price regular way on such day or, in the case where no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on The Nasdaq Capital Market, or, if the Common Stock is not listed or admitted to trading on such exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of the Common Stock on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or if no bid or asked price is available a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.
     “Combined Cash and Tender Amount” has the meaning specified in Section 9.04(e).
     “Combined Tender and Cash Amount” has the meaning specified in Section 9.04(f).
     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

     “Common Stock” means the shares of the class designated as common stock of the Company at the date of this Indenture or as such stock may be reconstituted from time to time. Subject to the provisions of Section 9.11, shares issuable on conversion or repurchase of Securities shall include only shares of Common Stock or shares of any class or classes of Common Stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Securities shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     “Company” means EpiCept Corporation, unless and until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.
     “Company Order” means a written request, order, or consent signed in the name of the Company by its President and Chief Executive Officer, its Chief Financial Officer and Senior Vice President, or by any other officer or officers of the Company pursuant to an applicable Board Resolution, and delivered to the Trustee.
     “Completion Date” has the meaning specified in Section 9.04(f).
     “Constituent Person” has the meaning specified in Section 9.11.
     “Conversion Agent” means any Person authorized by the Company to convert Securities in accordance with Article 9. The Company has initially appointed the Trustee as its Conversion Agent.
     “Conversion Date” means a date on which both any Securities and the duly signed and completed notice of conversion substantially in the form attached hereto as Exhibit A have been delivered to the Trustee.
     “Conversion Rate” has the meaning specified in Section 9.01.
     “Conversion Shares” has the meaning specified in Section 9.04(m).
     “Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the dated hereof is located at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
     “corporation” means a corporation, association, company, joint-stock company, limited liability company or business trust.
     “Defaulted Interest” has the meaning specified in Section 2.11.
     “Distribution Date” has the meaning specified in Section 9.04(m).

     “DTC” means The Depository Trust Company, a New York corporation.
     “Equivalent Government Securities” means, in relation to Securities denominated in a currency other than U.S. dollars, securities of the government that issued the currency in which such Securities are denominated or securities of government agencies backed by the full faith and credit of such government.
     “Event of Default” has the meaning specified in Article 4.
     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
     “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.
     “Hercules Loan” means that certain amended loan and security agreement, dated as of August 30, 2006, among the Company, Maxim Pharmaceuticals Inc. and Hercules Technology Growth Capital, Inc., and as amended on May 5, 2008 and June 23, 2008.
     “Holder” and “Holder of Securities” means a Person in whose name a Security is registered in the Security Register.
     “Indebtedness” means the principal of (and premium, if any) and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) on, and rent payable on or in connection with, and all fees, costs, claims, expenses and other amounts payable in connection with, the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of this Indenture or thereafter created, incurred or assumed: (1) all the Company’s indebtedness evidenced by a credit or loan agreement, note, bond, debenture, or other similar instrument whether or not the recourse of the lender is to all of the Company’s assets or only to a portion, (2) all of the Company’s indebtedness, obligations and other liabilities, contingent or otherwise, for borrowed money, including, without limitation, overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements and any loans or advances from banks, whether or not evidenced by notes or similar instruments, or bonds, debentures, notes or similar instruments, whether or not the recourse of the lender is to all of the Company’s assets or only to a portion thereof, (3) all of the Company’s obligations as lessee under leases required to be capitalized on the balance sheet of the lessee under GAAP, (4) all of the Company’s obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, in connection with the lease of real property or improvements, or any personal property included as part of any such lease, which provides that the Company is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a residual value of leased property to the lessor and all of the Company’s obligations under such lease or related document to purchase or cause a third party to purchase the leased property, whether or not such lease transaction is characterized as an operating lease or capitalized lease in accordance with generally accepted accounting principles, (5) all of the Company’s obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts, or similar agreements or arrangements, (6) all of the Company’s obligations with respect to letters of credit, bank guarantees, bankers’ acceptances and similar facilities, including related reimbursement obligations, (7) all of the Company’s obligations issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business), (8) all of the Company’s obligations of the type referred to in clauses (1) through (7) above of another Person and all dividends of another Person, the payment of which, in either case, the Company has assumed or guaranteed or for which the Company is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise or which is secured by a lien on the Company’s property and (9) renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in clauses (1) through (8) of this definition; provided, however, that Indebtedness shall not include accounts payable or other accrued liabilities or obligations incurred in the ordinary course of business in connection with the obtaining of materials or services and any indebtedness or obligation that the Company may owe to any direct or indirect Subsidiary and obligations owed to a Person specified in clause (11) of the definition of Permitted Lien in connection with the licensing and/or partnering arrangement referred to therein.
     “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.
     “Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities.
     “Judgment Currency” has the meaning specified in Section 1.14 hereof.
     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind with respect to such asset.
     “Make-Whole Payment” has the meaning specified in Article 10 hereof.
     “Maturity”, when used with respect to any Security, means the date on which the principal amount outstanding under such Security or an installment of principal amount outstanding under such Security becomes due and payable, as therein or herein provided, whether on the Scheduled Maturity Date (as hereinafter defined), by declaration of acceleration, conversion, call for redemption, or otherwise.
     “New York Business Day” means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation, or executive order to be closed.
     “Non-electing Share” has the meaning specified in Section 9.11.
     “Notice of Default” has the meaning specified in Section 4.01.
     “Officer’s Certificate” means a certificate signed by (a) both the President and Chief Executive Officer, and the Senior Vice President and Chief Financial Officer, or (b) any other officer or officers of the Company pursuant to an applicable Board Resolution, and delivered to the Trustee.

     “Opinion of Counsel” means a written opinion of counsel to the Company, which counsel may be an employee of the Company or other counsel who shall be reasonably acceptable to the Trustee.
     “Outstanding” means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:
     (i) such Securities theretofore canceled by the Trustee or delivered by the Company to the Trustee for cancellation;
     (ii) such Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited in trust with the Trustee or with any Paying Agent (as hereinafter defined) other than the Company, or, if the Company shall act as its own Paying Agent, has been set aside and segregated in trust by the Company; provided, in any case, that if such Securities are to be redeemed prior to their Scheduled Maturity Date, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made; and
     (iii) such Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, or which shall have been paid, in each case, pursuant to the terms of Section 2.10 (except with respect to any such Security as to which proof reasonably satisfactory to the Trustee is presented that such Security is held by a Person in whose hands such Security is a legal, valid, and binding obligation of the Company).
In determining whether the Holders of the requisite principal amount of such Outstanding Securities have given a direction concerning the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or concerning the exercise of any trust or power conferred upon the Trustee under this Indenture, or concerning a consent on behalf of the Holders of Securities to the waiver of any past default and its consequences, Securities owned by the Company, any other obligor upon the Securities, or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding. In determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Securities which a Responsible Officer assigned to the corporate trust department of the Trustee knows to be owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act as owner with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.
     “Paying Agent” means, with respect to any Securities, any Person appointed by the Company to distribute amounts payable by the Company on such Securities. As of the date of this Indenture, the Company has appointed The Bank of New York Mellon as Paying Agent with respect to all Securities issuable hereunder.
     “Permitted Junior Securities” means:
     (a) Capital Stock of the Company; or

     (b) debt securities that are subordinated to all Senior Debt and debt securities that are issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the notes that are subordinated to Senior Debt under this Indenture and have a stated maturity after (and do not provide for scheduled principal payments prior to) the stated maturity of any Senior Debt and any debt securities issued in exchange for Senior Debt;
provided, however, that if such Capital Stock or debt securities are distributed in a bankruptcy or insolvency proceeding, such Capital Stock or debt securities are distributed pursuant to a plan of reorganization consented to by each class of Senior Debt.
     “Permitted Lien” means the following types of Liens:
     (1) Liens imposed by law for taxes, fees, assessments or other governmental charges or levies that are not yet due and payable or are being contested in good faith by appropriate proceedings as to which the Company or its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;
     (2) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, vendors’ or lessors’ Liens (and deposits to obtain the release of such Liens), set-off rights and other like Liens imposed by law (or contract, to the extent that such contractual Liens are similar in nature and scope to Liens imposed by law), in each case arising in the ordinary course of business and securing obligations that either (a) are not overdue by more than sixty (60) days or (ii) are being contested in good faith by appropriate proceedings as to which the Company or its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;
     (3) Liens incurred and pledges and deposits made in the ordinary course of business in connection with workers’ compensation, disability or unemployment insurance, old-age pensions, retiree health benefits and other similar plans or programs and other social security laws or regulations;
     (4) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
     (5) (a) easements, covenants, conditions, restrictions, zoning restrictions, building codes, land use laws, leases, subleases, licenses, rights of way, minor irregularities in, or lack of, title and similar encumbrances affecting real property, (b) with respect to any lessee’s or licensee’s interest in real or personal property, mortgages, liens, rights and obligations and other encumbrances arising by, through or under any owner, lessor or licensor thereof, with or without the lessee’s or licensee’s consent and (c) leases, licenses, rights and obligations in connection with patents, copyrights, trademarks, tradenames and other intellectual property, in each case that do not secure the payment of borrowed money (other than, with respect to any lessee’s or licensee’s interest in real or personal property, mortgages, liens, rights and obligations and other encumbrances arising by, through or under any owner, lessor or licensor thereof) to the extent, in the case of each of clauses (a), (b) and (c), that the Liens referred to therein do not, in the aggregate, materially detract from the value of the affected property as used by the Company and its Subsidiaries in the ordinary course of business taken as a whole or materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries taken as a whole;

     (6) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods;
     (7) any interest or title of a lessor under any capitalized lease obligation; provided, however, that such Liens do not extend to any property or assets which is not leased property subject to such capitalized lease obligation;
     (8) Liens securing purchase money indebtedness incurred in the ordinary course of business; provided, however, that (a) such purchase money indebtedness shall not exceed the purchase price or other cost of such property or equipment and shall not be secured by any property or equipment of the Company or any Subsidiary of the Company other than the property and equipment so acquired and (b) the Lien securing such purchase money indebtedness shall be created within ninety (90) days of such acquisition;
     (9) Liens securing interest swap obligations which interest swap obligations relate to Indebtedness that is otherwise permitted under this Indenture;
     (10) Liens securing Indebtedness under currency agreements;
     (11) Liens in favor of Strategic Partners in connection with a biopharmaceutical licensing and/or partnering arrangement;
     (12) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;
     (13) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
     (14) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;
     (15) banker’s Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business; and
     (16) Liens arising from filing Uniform Commercial Code financing statements regarding leases.
     “Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization, or government, or any agency or political subdivision thereof.
     “Place of Conversion” means any city in which any Conversion Agent is located.
     “Place of Payment” means any city in which any Paying Agent is located.

     “Predecessor Securities” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.10 in lieu of a lost, destroyed, mutilated, or stolen Security shall be deemed to evidence the same debt as the lost, destroyed, mutilated, or stolen Security.
     “Record Date” means any Regular Record Date or Special Record Date.
     “Record Date Period” means the period from the close of business of any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date.
     “Registered Common Stock” means Common Stock that does not require registration or approval under any federal securities law or, if applicable, the securities law of any state where a Holder is located, before such shares are freely transferable without being transfer restrictions under the Securities Act.
     “Registered Securities” has the meaning specified in Section 2.01.
     “Regular Record Date” means, for interest payable in respect of any Security on any Interest Payment Date means the June 15 and the December 15 (whether or not a New York Business Day), as the case may be, next preceding such Interest Payment Date.
     “Repurchase Date” has the meaning specified in Section 13.01.
     “Repurchase Price” has the meaning specified in Section 13.01.
     “Repurchase Notice” has the meaning specified in Section 13.02.
     “Required Currency” has the meaning specified in Section 1.14 hereof.
     “Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “Scheduled Maturity Date”, when used with respect to any Security, means the date specified in such Security as the date on which all outstanding principal and interest will be due and payable.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Security Register” has the meaning specified in Section 2.09.
     “Security Registrar” means the Person who maintains the Security Register, which Person shall be the Trustee unless and until a successor Security Registrar is appointed by the Company.

     “Senior Debt” means any debt outstanding under the Hercules Loan.
     “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.
     “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Company pursuant to Section 2.11.
     “Stated Maturity” when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.
     “Strategic Partner” means (i) a pharmaceutical or biotechnology company with book equity of at least U.S.$150,000,000, (ii) a pharmaceutical or biotechnology company with sales of at least U.S.$100,000,000, or (iii) a publicly traded, or division or subdivision of a publicly traded, pharmaceutical or biotechnology company with market capitalization in excess of U.S.$150,000,000.
     “Subsidiary” of any specified corporation means any entity at least a majority of whose outstanding Voting Stock shall at the time be owned, directly or indirectly, by the specified corporation or by one or more of its Subsidiaries, or both.
     “Successor Security” of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.07 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.
     “Tax Original Issue Discount” means the amount of ordinary interest income on a Security that must be accrued as original issue discount for United States Federal income tax purposes pursuant to Treasury Regulation Section 1.1275-4 or any successor provision.
     “Trading Day” means: (1) if the Common Stock is listed or admitted for trading on any national securities exchange, a day on which such national securities exchange is open for business; (2) if the Common Stock is quoted on The Nasdaq Capital Market or any other system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; or (3) if the Common Stock is not listed or admitted for trading on any national securities exchange or quoted on The Nasdaq Capital Market or any other system of automated dissemination of quotation of securities prices, a day on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Common Stock are available.
     “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the New York Stock Exchange, NYSE Alternext US, NYSE Arca, The Nasdaq Global Market, The Nasdaq Global Select Market, The Nasdaq Capital Market or the OTC Bulletin Board.
     “Trust Indenture Act”, or “TIA” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.
     “U.S. Government Obligations” means (i) securities that are direct obligations of the United States of America, the payment of which is unconditionally guaranteed by the full faith and credit of the United States of America and (ii) securities that are obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed by the full faith and credit of the United States of America, and also includes depository receipts issued by a bank or trust company as custodian with respect to any of the securities described in the preceding clauses (i) and (ii), and any payment of interest or principal payable under any of the securities described in the preceding clauses (i) and (ii) that is held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt, or from any amount received by the custodian in respect of such securities, or from any specific payment of interest or principal payable under the securities evidenced by such depository receipt.
     “Volume Weighted Average Price” means, with respect to the Common Stock of the Company, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Notes then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.
     “Voting Stock”, as applied to the stock of any corporation, means stock of any class or classes (however designated), the outstanding shares of which have, by the terms thereof, ordinary voting power to elect a majority of the members of the board of directors (or other governing body) of such corporation, other than stock having such power only by reason of the happening of a contingency.
     Section 1.02. Officer’s Certificates and Opinions. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with. Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include the following:

     (a) a statement that each individual signing such certificate or opinion has read all covenants and conditions of this Indenture relating to such proposed action, including the definitions herein relating thereto;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
     Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to the other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, legal counsel, unless such officer knows that any such certificate, opinion, or representation is erroneous. Any opinion of counsel for the Company may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, unless such counsel knows that any such certificate, opinion, or representation is erroneous.
     Where any Person is required to make, give, or execute two or more applications, requests, consents, certificates, statements, opinions, or other instruments under this Indenture, such instruments may, but need not, be consolidated and form a single instrument.
     Section 1.04. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver, or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and (if expressly required by the applicable terms of this Indenture) to the Company. If any Securities are denominated in coin or currency other than that of the United States, then for the purposes of determining whether the Holders of the requisite principal amount of Securities have taken any action as herein described, the principal amount of such Securities shall be deemed to be that amount of United States dollars that could be obtained for such principal amount on the basis of the spot rate of exchange into United States dollars for the currency in which such Securities are denominated (as evidenced to the Trustee by a certificate provided by a financial institution, selected by the Company, that maintains an active trade in the currency in question) as of the date of the taking of such action by the Holders of such requisite principal amount as evidenced to the Trustee as provided in the immediately preceding sentence. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.

Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 5.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
     (c) The ownership of Securities shall for all purposes be determined by reference to the Security Register, as such register shall exist as of the applicable date.
     (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, by Board Resolution, fix in advance a Record Date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such Record Date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after such Record Date, but only the Holders of record at the close of business on such Record Date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Securities shall be computed as of such Record Date. Promptly and in any case not later than ten (10) days after setting a Record Date, the Company shall notify the Trustee and the Holders of such Record Date.
     (e) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind each subsequent Holder of such Security, and each Holder of any Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, with respect to anything done or suffered to be done by the Trustee or the Company in reliance upon such action, whether or not notation of such action is made upon such Security.
     Section 1.05. Notices, etc., to Trustee and Company. Any request, order, authorization, direction, consent, waiver, or other action to be taken by the Trustee, the Company, or the Holders hereunder (including any Company Order), and any notice to be given to the Trustee or the Company with respect to any action taken or to be taken by the Trustee, the Company, or the Holders hereunder, shall be sufficient if made in writing and
     (a) (if to be furnished or delivered to or filed with the Trustee by the Company or any Holder) delivered to the Trustee at its Corporate Trust Office, or
     (b) (if to be furnished or delivered to the Company by the Trustee or any Holder, and except as otherwise provided in Section 4.01 and, in the case of a request for repayment, except as specified in the Security carrying the right to repayment) mailed to the Company, first-class postage prepaid, at its principal office located in Tarrytown, New York, Attention: Chief Financial Officer, or at any other address hereafter furnished in writing by the Company to the Trustee.
     Section 1.06. Notice To Holders; Waiver. Where this Indenture or any Security provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise expressly provided herein or in such Security) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his or her address as it appears in the Security Register as of the applicable Record Date, not later than the latest date or earlier than the earliest date prescribed by this Indenture or such Security for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture or any Security provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or otherwise, it shall be impractical to mail notice of any event to any Holder when such notice is required to be given pursuant to any provision of this Indenture or the applicable Security, then any method of notification as shall be reasonably satisfactory to the Trustee and the Company shall be deemed to be sufficient for the giving of such notice.
     Section 1.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.
     Section 1.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents hereof are for convenience only and shall not affect the construction of any provision of this Indenture.
     Section 1.09. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.
     Section 1.10. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 1.11. Benefits Of Indenture. Nothing in this Indenture or in any Securities, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder, the Authenticating Agent, the Security Registrar, any Paying Agent, and the Holders of Securities (or such of them as may be affected thereby), any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 1.12. Governing Law. This Indenture shall be governed by and construed in accordance with the laws of the State of New York.

     Section 1.13. Counterparts. This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.
     Section 1.14. Judgment Currency. The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court, with respect to the Securities, it is necessary to convert the sum due in respect of the principal, premium, if any, or interest, if any, payable with respect to such Securities into a currency in which a judgment can be rendered (the “Judgment Currency”), the rate of exchange from the currency in which payments under such Securities is payable (the “Required Currency”) into the Judgment Currency shall be the highest bid quotation (assuming European-style quotation — i.e., Required Currency per Judgment Currency) received by the Company from three recognized foreign exchange dealers in the City of New York for the purchase of the aggregate amount of the judgment (as denominated in the Judgment Currency) on the New York Business Day preceding the date on which a final unappealable judgment is rendered, for settlement on such payment date, and at which the applicable dealer timely commits to execute a contract, and (b) the Company’s obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or by any recovery pursuant to any judgment (whether or not entered in accordance with the preceding clause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt by the judgment creditor of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable, and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.
     Section 1.15. Legal Holidays. In any case where any Interest Payment Date or Maturity of any Security or the last day on which a Holder of a Security has a right to convert his Security shall not be a New York Business Day at any Place of Payment or Place of Conversion, as the case may be, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made at such Place of Payment or Place of Conversion, as the case may be, on such date, but may be made on the next succeeding New York Business Day at such Place of Payment or Place of Conversion, as the case may be, with the same force and effect as if made on the Interest Payment Date, at Maturity, or by such last day for conversion; provided that no interest shall accrue for the period from and after such Interest Payment Date, Maturity, or last day for conversion, as the case may be.
     Section 1.16. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.
     Section 1.17. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the

Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
     Section 1.18. Facsimile Instructions. The Trustee agrees to accept and act upon facsimile transmission of written instructions or directions pursuant to this Indenture given by the Company; provided, however that: (i) the Company, subsequent to such facsimile transmission of written instructions or directions, shall provide the originally executed instructions to the Trustee in a timely manner, and (ii) such originally executed instructions or directions shall be signed by an authorized officer of the Company.
ARTICLE 2
The Securities
     Section 2.01. Form Generally.
     All Securities shall be issued in registered form, as opposed to bearer form, and shall sometimes be referred to as the “Registered Securities.” Registered Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange upon which the Securities may be listed or, if the Securities are not listed on a securities exchange, in any other manner approved by the Company, all as determined by the officers of the Company executing such Securities, as evidenced by their execution of such Securities. The Securities shall be issued in the form of permanent certificated Securities registered in the names of the Holders thereof.
     Section 2.02. Forms of Securities.
     Subject to Section 2.01, the form of Security issued pursuant to this Indenture shall be substantially in the form as Exhibit B hereof. The terms and provisions contained in the form of Security shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. The Securities may have appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Security, as evidenced by their execution of such Security.

     Section 2.03. Reserved.
     Section 2.04. Form of Trustee’s Certificate of Authentication. The form of Trustee’s Certificate of Authentication for any Security issued pursuant to this Indenture shall be substantially as follows:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the Securities referred to in the within-mentioned Indenture.

The Bank of New York Mellon, as Trustee
By:
Authorized Signatory

     Section 2.05. Title and Terms.
     The Securities shall be known and designated as the “7.5556% Convertible Subordinated Notes Due 2014” of the Company. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to U.S.$25,000,000.00, except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Securities pursuant the terms of this Indenture.
     All Securities issued under this Indenture shall in all respects be equally and ratably entitled to the benefits hereof, without preference, priority, or distinction on account of the actual time of the authentication and delivery thereof.
     The principal of, premium, if any, and interest, if any, on the Securities shall be payable as provided in the form of Security.
     Section 2.06. Denominations. The Securities shall be issuable only in registered form, without interest coupons, in minimum denominations of U.S.$2,000 and any integral multiple of U.S.$1,000.
     Section 2.07. Execution, Authentication, Delivery and Dating.
     The Securities shall be executed on behalf of the Company by its President and Chief Executive Officer or its Senior Vice President and Chief Financial Officer. Any such signature may be manual or facsimile.
     Securities bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.
     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities to the Trustee for authentication, together with an order for authentication and delivery (an “Authentication Order”) with respect to such Securities, and the Trustee shall, upon receipt of such Authentication Order, and an Officer’s Certificate and Opinion of Counsel in the form described in Section 1.02, in accordance with procedures reasonably acceptable to the Trustee set forth in the Authentication Order, and subject to the provisions hereof, authenticate and deliver such Securities to such recipients as may be specified from time to time pursuant to such Authentication Order.
     Each Security shall be dated the date of its authentication.
     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for in Section 2.04 executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.
     Section 2.08. Reserved.
     Section 2.09. Registration, Registration of Transfer and Exchange.
     (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 8.02 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities. The Trustee is hereby appointed Security Registrar for the purpose of registering Registered Securities and transfers and exchanges of Registered Securities as herein provided.
     Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 8.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.
     At the option of the Holder, and subject to the other provisions of this Section 2.09, Securities may be exchanged for other Securities of authorized denomination and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any Securities are so surrendered for exchange, and subject to the other provisions of this Section 2.09, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Securities the Holder making the exchange is entitled to receive. Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.
     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, subject to the other provisions of this Section 2.09, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
     Unless otherwise provided in the Security to be transferred or exchanged, no service charge shall be made to a Holder for any registration of transfer or exchange of Securities except as provided in Section 2.10, but the Company may (unless otherwise provided in such Security) require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to this Section 2.09 or Section 9.02 (other than where the shares of Common Stock are to be issued or delivered in a name other than that of the Holder of the Security) not involving any transfer and other than any stamp and other duties, if any, that may be imposed in connection with any such transfer or exchange by the United States or any political subdivision thereof or therein, which shall be paid by the Company.
     (b) Neither the Trustee, the Paying Agent nor any of their agents shall (1) have any duty to monitor compliance with or with respect to any federal or state or other securities or tax laws or (2) have any duty to obtain documentation on any transfers or exchanges other than as specifically required hereunder.
     Section 2.10. Mutilated, Destroyed, Lost or Stolen Securities.
     If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.
     If there be delivered to the Company and to the Trustee:
     (a) evidence to their satisfaction of the destruction, loss or theft of any Security, and
     (b) such security or indemnity as may be satisfactory to the Company and the Trustee to save each of them and any agent of either of them harmless, then, in the absence of actual notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.
     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Security, pay such Security, upon satisfaction of the conditions set forth in the preceding paragraph.
     Upon the issuance of any new Security under this Section 2.10, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto (other than any stamp and other duties, if any, that may be imposed in connection therewith by the United States or any political subdivision thereof or therein, which shall be paid by the Company) and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     Every new Security issued pursuant to this Section 2.10 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

     The provisions of this Section 2.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies of any Holder with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
     Section 2.11. Payment of Interest; Interest Rights Preserved.
     Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.
     Any interest on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (“Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:
     (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security, the date of the proposed payment and the Special Record Date, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause. The Special Record Date for the payment of such Defaulted Interest shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment and not less than fifteen (15) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at such Holder’s address as it appears in the Security Register, not less than ten (10) days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).
     (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
     Subject to the foregoing provisions of this Section 2.11 and Section 2.09, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Security.

     Interest on any Security that is converted in accordance with Section 9.02 during a Record Date Period shall be payable in accordance with the provisions of Section 9.02.
     Section 2.12. Persons Deemed Owners.
     Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 2.11) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
     Section 2.13. Cancellation. All Securities surrendered for payment, repurchase, redemption, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Securities so delivered to the Trustee shall, at the written request of the Company, be cancelled promptly by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled in accordance with this Section. The Trustee shall dispose of all cancelled Securities in accordance with applicable law and its customary practices in effect from time to time.
     Section 2.14. Computation of Interest. Interest on the Securities shall be computed on the basis of a 360-day year of twelve (12) 30-day months.
     Section 2.15. CUSIP Numbers. The Company in issuing Securities may, at the Company’s sole determination, obtain and use “CUSIP” numbers (if then generally in use) in addition to serial numbers and the Trustee may use such CUSIP numbers in addition to serial numbers in notices of repurchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such CUSIP numbers either as printed on the Securities or as contained in any notice of a repurchase or redemption and that reliance may be placed only on the serial or other identification numbers printed on the Securities, and any such repurchase or redemption shall not be affected by any defect in or omission of such CUSIP numbers. The Company shall promptly notify the Trustee in writing of any change in any such CUSIP number.
     Section 2.16. Calculation of Tax Original Issue Discount.
     The Company agrees, and by acceptance of a beneficial interest in a Security each Holder and any beneficial owner of a Security shall be deemed to agree, to treat, for United States federal income tax purposes, the Securities as debt instruments that are subject to Treasury Regulation Section 1.1275-4(b). For United States federal income tax purposes, the Company agrees, and by acceptance of a beneficial interest in a Security each Holder and any beneficial owner of a Security shall be deemed to agree, to treat the fair market value of the Common Stock received upon the conversion of a Security as a contingent payment for purposes of Treasury Regulation Section 1.1275-4(b) and to accrue interest with respect to outstanding Securities as original issue discount for United States federal income tax purposes (i.e., Tax Original Issue Discount) according to the “noncontingent bond method,” set forth in Section 1.1275-4(b) of the Treasury Regulations, using the comparable yield and using the projected payment schedule determined by the Company. Before the Company makes the final determination of the comparable yield and the projected payment schedule, it shall provide notice to the Holders of the proposed comparable yield and the proposed projected payment schedule, allow the Holders adequate time to review and comment thereon, and shall make such changes thereto suggested by the Holders to the extent such comments are reasonable and consistent with applicable law. Holders or beneficial owners may obtain a copy of the projected payment schedule by contacting the Company: EpiCept Corporation, 777 Old Saw Mill River Road, Tarrytown, New York 10591, Attention: Chief Financial Officer.
ARTICLE 3
Satisfaction and Discharge
     Section 3.01. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Securities (except as to any surviving rights of conversion or transfer or exchange of Securities expressly provided for herein or in the form of Security), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments, in form and substance reasonably satisfactory to the Trustee, acknowledging satisfaction and discharge of this Indenture, when
     (a) either
     (i) all Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost, or stolen and which have been replaced or paid as provided in Section 2.09, and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 8.03) have been delivered to the Trustee canceled or for cancellation; or
     (ii) all such Securities not theretofore delivered to the Trustee canceled or for cancellation
     (A) have become due and payable, or
     (B) will, in accordance with their Scheduled Maturity Date, become due and payable within one year, and, in any of the cases described in subparagraphs (A) or (B) above, the Company has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust for the purpose, (x) an amount in money sufficient, (y) U.S. Government Obligations or Equivalent Government Securities which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money sufficient, or (z) a combination of (x) and (y) sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on the Securities with respect to principal, premium, if any, and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable), or to the Scheduled Maturity Date; provided, however, that if such U.S. Government Obligations or Equivalent Government Securities are callable or redeemable at the option of the issuer thereof, the amount of such money, U.S. Government Obligations and Equivalent Government Securities deposited with the Trustee must be sufficient to pay and discharge the entire indebtedness referred to above if such issuer elects to exercise such call or redemption provisions at any time prior to the Scheduled Maturity Date. The Company, but not the Trustee, shall be responsible for monitoring any such call or redemption provision; and
     (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Securities; and
     (c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Securities have been complied with.
     Notwithstanding the satisfaction and discharge of this Indenture with respect to the Securities, the obligations of the Company under paragraph (a) of this Section 3.01 and its obligations to the Trustee under Section 5.07 shall survive, and the obligations of the Trustee under Sections 3.02, 3.04 and 8.03 shall survive.
     Section 3.02. Application of Trust Money; Excess Funds. All money and U.S. Government Obligations or Equivalent Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 3.01 hereof shall be held in trust and applied by it, in accordance with the provisions of this Indenture and the Securities in respect of which it was deposited, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
     The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations or Equivalent Government Securities deposited pursuant to Section 3.01 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.
     Anything in this Article 3 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Order any money or U.S. Governmental Obligations or Equivalent Government Securities held by it as provided in Section 3.01 which, in the opinion of a nationally recognized investment bank, appraisal firm or firm of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, (which may be the opinion delivered under Section 3.01), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent satisfaction and discharge.
     Section 3.03. Paying Agent to Repay Moneys Held. Upon the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent of the Securities (other than the Trustee) shall, upon demand of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.
     Section 3.04. Return of Unclaimed Amounts. Any amounts deposited with or paid to the Trustee or any Paying Agent or then held by the Company, in trust for payment of the principal of, premium, if any, or interest, if any, on the Securities not applied but remaining unclaimed by the Holders of such Securities for two years after the date upon which the principal of, premium, if any, or interest, if any, on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on Company Order or (if then held by the Company) shall be discharged from such trust; and the Holder of any of such Securities shall thereafter look only to the Company for any payment which such Holder may be entitled to collect (until such time as such unclaimed amounts shall escheat, if at all, to the State of New York) and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease. Notwithstanding the foregoing, the Trustee or Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once a week for two successive weeks (in each case on any day of the week) in a newspaper printed in the English language and customarily published at least once a day at least five days in each calendar week and of general circulation in the Borough of Manhattan, in the City and State of New York, a notice that said amounts have not been so applied and that after a date named therein any unclaimed balance of said amounts then remaining will be promptly returned to the Company.
ARTICLE 4
Remedies
     Section 4.01. Events of Default. “Event of Default”, wherever used herein, means with respect to the Securities any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a) default in the payment of any interest on any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or
     (b) default in the payment of the principal amount of (or premium, if any, on) any Security as and when the same shall become due, either at Stated Maturity, upon redemption, by declaration, or otherwise; or
     (c) default in the performance, or breach, of any covenant of the Company or any Subsidiary in this Indenture in respect of the Securities (other than a covenant or warranty in respect of the Securities a default in the performance or breach of which is specifically dealt with elsewhere in this Section 4.01), and continuance of such default or breach for a period of ninety (90) days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or
     (d) default in the payment when due of the principal of any indebtedness under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any Significant Subsidiary, if any, in excess of U.S.$2,000,000, whether such indebtedness now exists or shall hereafter be created, if the indebtedness is not discharged and such default continues for a period of thirty (30) days or more, or if such indebtedness has been accelerated, such acceleration is not annulled, within a period of thirty (30) days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities, a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder;
     (e) the entry by a court having jurisdiction in the premises of (1) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (2) a decree or order adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or
     (f) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or similar relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the

Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action.
     A default under any indebtedness of the Company other than the Securities will not constitute an Event of Default under this Indenture.
     Section 4.02. Acceleration of Maturity; Rescission, and Annulment. If any Event of Default described in Section 4.01 above (other than an Event of Default described in Section 4.01(e) and Section 4.01(f)) shall have occurred and be continuing, with respect to any Securities then and in each and every such case, unless the aggregate principal amount of all the Securities have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities, by notice in writing to the Company (and to the Trustee if given by Holders), may declare the principal amount of all the Securities and any and all accrued interest thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, any provision of this Indenture or the Securities to the contrary notwithstanding. If an Event of Default specified in Section 4.01(e) or Section 4.01(f) occurs, the principal amount of the Outstanding Securities and the Make-Whole Payment shall immediately become and be due and payable without any declaration or other act on the part of the Trustee or any Holder.
     If an Event of Default occurs, the outstanding Securities shall bear interest from the date of the event that creates the Event of Default until such Event of Default is cured, at the rate of the lesser of (i) twenty-one percent (21%) per annum or (ii) the maximum rate permitted by applicable law, regardless of when or whether the Holders deliver a Notice of Default or any Holder or the Trustee declares the outstanding principal balance due and payable as provided in this Section 4.02.
     At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if all Events of Default with respect to the Securities, other than the nonpayment of the principal of the Securities which have become due solely by such acceleration, have been cured or waived as provided in Section 4.13, if such cure or waiver does not conflict with any judgment or decree set forth in Section 4.01(e) and Section 4.01(f) and if all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel have been paid.
     No such rescission shall affect any subsequent default or impair any right consequent thereon.
     Section 4.03. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if:
     (a) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable, or

     (b) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof, then, with respect to the Securities, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holder of any such Security, the whole amount then due and payable on any such Security for principal (and premium, if any) and interest, if any, with interest (to the extent that payment of such interest shall be legally enforceable) upon the overdue principal (and premium, if any) and upon overdue installments of interest, if any, at such rate or rates as may be prescribed therefor by the terms of any such Security; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 5.07.
     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and collect the money adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.
     If an Event of Default with respect to the Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
     Section 4.04. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceedings or otherwise,
     (a) to file and prove a claim for the whole amount of principal, premium, if any, and interest, if any, owing and unpaid in respect of the Securities, and to file such other papers or documents as may be necessary and advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel, and all other amounts due the Trustee under Section 5.07) and of the Holders allowed in such judicial proceedings, and
     (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agent and counsel, and any other amounts due the Trustee under Section 5.07 hereof.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 4.05. Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, be for the ratable benefit of the Holders of the Securities, in respect of which Securities such judgment has been recovered.
     Section 4.06. Application of Money Collected. Any money collected by the Trustee with respect to Securities pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, if any, upon presentation of the Securities and the notation thereon of the payment, if only partially paid, and upon surrender thereof, if fully paid:
     First: To the payment of all amounts due the Trustee under Section 5.07 hereof.
     Second: To the payment of the amounts then due and unpaid upon the Securities for principal, premium, if any, interest, if any, and additional amounts, if any, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind.
     Section 4.07. Limitation on Suits. No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless
     (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities;
     (b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
     (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;
     (d) the Trustee for 60 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding; and
     (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities; it being understood and intended that no one or more Holders of Securities shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are prejudicial to such Holders), or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and proportionate benefit of all the Holders of all Securities.
     Section 4.08. Unconditional Right of Holders to Receive Principal, Premium, and Interest and to Convert. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal, premium, if any, and (subject to Section 2.11) interest, if any on such Security on or after the respective payment dates expressed in such Security and to convert such Security in accordance with Article 9, and to institute suit for the enforcement of any such payment on or after such respective date, and such right shall not be impaired or affected without the consent of such Holder.
     Section 4.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
     Section 4.10. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     Section 4.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
     Section 4.12. Control by Holders. The Holders of a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities; provided that
     (a) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or would conflict with this Indenture or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed would involve it in personal liability or be unjustly prejudicial to the Holders not taking part in such direction, and
     (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     Section 4.13. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Securities may, on behalf of the Holders of all the Securities, waive any past default hereunder and its consequences, except a default not theretofore cured:
     (a) in the payment of principal, premium, if any, or interest, if any, on any Security, or
     (b) in respect of a covenant or provision in this Indenture which, under Article 7 hereof, cannot be modified or amended without the consent of the Holder of each Outstanding Security.
     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
     Section 4.14. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder of any Security or group of Holders holding in the aggregate more than 10% in principal amount of the Outstanding Securities to which the suit relates, or to any suit instituted by any Holder for the enforcement of the payment of principal, premium, if any, or interest, if any, on any Security on or after the respective payment dates expressed in such Security or for the enforcement of the right to convert any Security in accordance with Article 9.
     Section 4.15. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law (other than any bankruptcy law) wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 5
The Trustee
     Section 5.01. Certain Duties and Responsibilities of Trustee. (a) Except during the continuance of an Event of Default with respect to the Securities,
     (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Securities, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

     (ii) in the absence of bad faith on its part, the Trustee may, with respect to Securities, conclusively rely, as to the truth of the statements and correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
     (b) In case an Event of Default with respect to the Securities has occurred and is continuing, the Trustee shall exercise, with respect to the Securities, such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that
     (i) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;
     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
     (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Outstanding Securities relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee with respect to the Securities, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities; and
     (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
     (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
     Section 5.02. Notice of Defaults. Within 90 days after the occurrence of any default hereunder with respect to Securities, the Trustee shall transmit by mail to all Holders of Securities, as their names and addresses appear in the Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal, premium, if any, or interest, if any, on any Security or in the payment of any sinking or purchase fund installment or analogous obligation with respect to Securities, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of Securities and; provided, further, that, in the case of any default of the character specified in Section 4.01(c), no such notice to Holders of shall be given until at least 90 days after the occurrence thereof. For the purpose of this Section only, the term “default”, with respect to Securities, means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities.
     Section 5.03. Certain Rights of Trustee. Except as otherwise provided in Section 5.01 above:
     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request, direction or order of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;
     (d) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of the Securities pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;
     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

     (h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
     (i) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;
     (j) the Trustee shall not be deemed to have notice of any default or Event of Default with respect to the Securities unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;
     (k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder (including, but not limited to, in its capacity as Conversion Agent); and
     (l) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
     Section 5.04. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or of the Common Stock issuable upon the conversion of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.
     Section 5.05. May Hold Securities. The Trustee or any Paying Agent, Security Registrar, Conversion Agent or other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 5.08 and Section 5.13 hereof, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar, Conversion Agent or such other agent.
     Section 5.06. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.
     Section 5.07. Compensation and Reimbursement. The Company covenants and agrees:
     (a) to pay the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and
     (c) to indemnify each of the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any and all loss, damage, claims, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or bad faith.
     Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 4.01(e) and Section 4.01(f) above, such expenses (including the reasonable charges and expenses of its counsel) and compensation for such services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law.
     The Trustee shall have a lien prior to the Securities upon all property and funds held or collected by it as such for any amount owing to it or any predecessor Trustee pursuant to this Section 5.07, except with respect to funds held in trust for the benefit of the Holders of particular Securities.
     The provisions of this Section shall survive the satisfaction and discharge of this Indenture and the termination or resignation of the Trustee.
     Section 5.08. Disqualification; Conflicting Interests. If the Trustee has or shall acquire any conflicting interest within the meaning of the Trust Indenture Act, it shall either eliminate such interest or resign as Trustee with respect to the Securities, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.
     Section 5.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder with respect to the Securities that shall be a corporation organized and doing business under the laws of the United States of America or of any State or Territory thereof or of the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$50,000,000, and subject to supervision or examination by federal or state authority and having its principal office and place of business in the City of New York, if there be such a corporation having its principal office and place of business in said City and willing to act as Trustee on customary and usual terms. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities shall cease to be eligible in accordance with the provisions of this

Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
     Section 5.10. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 5.11.
     (b) The Trustee may resign with respect to the Securities at any time by giving at least 60 days’ written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     (c) The Trustee may be removed with respect to the Securities at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.
     (d) If at any time:
     (i) the Trustee shall fail to comply with Section 5.08 with respect to the Securities after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least 6 months, or
     (ii) the Trustee shall cease to be eligible under Section 5.09 with respect to the Securities and shall fail to resign after written request therefor by the Company or by any such Holder, or
     (iii) the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, subject to Section 4.14, any Holder who has been a bona fide Holder of a Security for at least 6 months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to the Securities or, in the case of this clause (iii), with respect to the Securities.
     (e) If the Trustee shall resign, be removed or become incapable of acting with respect to the Securities, or if a vacancy shall occur in the office of Trustee with respect to the Securities for any cause, the Company shall promptly appoint a successor Trustee for the Securities. If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Trustee with respect to the Securities shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities and supersede the successor Trustee appointed by the Company with respect to the Securities. If no successor Trustee with respect to Securities shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner hereinafter provided, any Holder who has been bona fide Holder of a Security for at least 6 months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to Securities.
     (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities and each appointment of a successor Trustee with respect to the Securities by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its principal Corporate Trust Office.
     Section 5.11. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder with respect to the Securities shall execute, acknowledge and deliver to the Company and to the predecessor Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities; but, on request of the Company or the successor Trustee, such predecessor Trustee shall, upon payment of its reasonable charges (including, but not limited to, attorneys’ fees and expenses), if any, execute and deliver an instrument, in form and substance reasonably satisfactory to the predecessor Trustee, transferring to such successor Trustee all the rights, powers and trusts of the predecessor Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such predecessor Trustee hereunder.
     Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to above.
     No successor Trustee with respect to the Securities shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
     Section 5.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor Trustee by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.
     Section 5.13. Preferential Collection of Claims Against Company. If and when the Trustee shall be or shall become a creditor, of the Company (or of any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or against any such other obligor, as the case may be).
     Section 5.14. Appointment of Authenticating Agent. At any time when any of the Securities remain Outstanding, the Trustee, with the approval of the Company, may appoint an

Authenticating Agent or Agents with respect to the Securities which shall be authorized to act on behalf of the Trustee to authenticate the Securities upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.09, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as an Authenticating Agent, having a combined capital and surplus of not less than U.S.$50,000,000 and, if other than the Company itself, subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.
     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and, if other than the Company, to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and, if other than the Company, to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee, with the approval of the Company, may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
     The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.
     If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

     This is one of the Securities referred to in the within-mentioned Indenture.

The Bank of New York Mellon, as Trustee
By:
As Authenticating Agent

By:
Authorized Signatory
ARTICLE 6
Consolidation, Merger, Conveyance, Transfer Or Lease
     Section 6.01. Company May Consolidate, Etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other Person or convey, transfer, sell or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into it or convey, transfer, sell or lease such Person’s properties and assets substantially as an entirety to it, unless:
     (a) the Company is the surviving person or the Person formed by such consolidation or into which the Company is merged, or the Person to which the Company’s properties and assets are conveyed, transferred, sold or leased, shall be a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and, if other than the Company, shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all of the Securities, and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;
     (b) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and
     (c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 6 and that all conditions precedent herein provided for relating to such transaction have been complied with, together with any documents required under Section 7.03.
     Section 6.02. Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer of all or substantially all the assets of the Company in accordance with Section 6.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the Company shall be relieved of all of its obligations and covenants under this Indenture and the Securities except with respect to any obligations that arise from, or are related to, such transaction.
ARTICLE 7
Supplemental Indentures
     Section 7.01. Supplemental Indentures Without Consent of Holders. Without the consent of the Holders of the Outstanding Securities, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:
     (a) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by any such successor of the covenants, agreements and obligations of the Company herein and in the Securities; or
     (b) to add to the covenants of the Company such further covenants, restrictions or conditions for the protection of the Holders of the Securities as the Company and the Trustee shall consider to be for the protection of the Holders of the Securities or to surrender any right or power herein conferred upon the Company; or
     (c) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under this Indenture that do not adversely affect the interests of the Holders of Securities in any material respect; or
     (d) to add guarantors or co-obligors with respect to the Securities; or
     (e) to secure the Securities; or
     (f) to make provision with respect to the conversion rights of Holders of Securities pursuant to Article 9; or
     (g) to evidence and provide for the acceptance of appointment by another corporation as a successor Trustee hereunder with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to Section 5.11 hereof; or
     (h) to comply with the requirements of the Commission in connection with the qualification of this Indenture under the TIA; or
     (i) to make any change in the Securities that does not adversely affect in any material respect the interests of the Holders.
     Section 7.02. Supplemental Indentures With Consent of Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities under this Indenture; provided, however, that no such supplemental indenture, amendment, modification or supplement shall, without the consent of the Holder of each Outstanding Security:
     (a) change the Scheduled Maturity Date or the stated payment date of any payment of premium or interest payable on any Security, or reduce the principal amount thereof, or any amount of interest or premium payable thereon, or
     (b) change the method of computing the amount of principal of any Security or any interest payable thereon on any date, or change any Place of Payment where, or the coin or currency in which any Security or any payment of premium or interest thereon is payable, or
     (c) impair the right to institute suit for the enforcement of any payment described in clauses (a) or (b) on or after the same shall become due and payable at Maturity; or
     (d) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences, provided for in this Indenture; or
     (e) modify any of the provisions of this Section or Section 4.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 5.11 and 7.01(g); or
     (f) modify the provisions of this Indenture with respect to the ranking of the Securities in a manner adverse to the Holders;
     (g) amend or modify the provisions of Article 13 in a manner adverse to the Holders after the Holders’ right to require the Company to repurchase the Securities upon a Change in Control arises, except in accordance with the terms of this Indenture; or
     (h) except as permitted by Section 9.11, adversely affect the right to convert any Security as provided in Article 9.
     It shall not be necessary for any Act of Holders under this Section 7.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
     Section 7.03. Execution of Supplemental Indentures. Upon the written request of the Company and upon filing with the Trustee of evidence of an Act of Holders as aforementioned, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, powers, trusts, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 5.01) shall be fully protected in relying upon, an Officer’s Certificate pursuant to

Section 1.02 hereof and an Opinion of Counsel pursuant to Section 1.02 hereof, each setting forth the statements required by Section 1.02 and stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.
     Section 7.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be and be deemed to be modified and amended in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and the respective rights, limitation of rights, duties, powers, trusts and immunities under this Indenture of the Trustee, the Company, and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be determined, exercised and enforced thereunder to the extent provided therein.
     Section 7.05. Conformity With Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect.
     Section 7.06. Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.
     Section 7.07. Notice of Supplemental Indentures. Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 7.02, the Trustee shall give notice, such notice to be prepared by the Company, to all Holders of Securities of such fact, setting forth in general terms the substance of such supplemental indenture, in the manner provided in Section 1.06. Any failure of the Trustee to give such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.
ARTICLE 8
Covenants
     Section 8.01. Payment of Principal, Premium and Interest. With respect to the Securities, the Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal, premium, if any, and interest, in accordance with their terms and this Indenture, and will duly comply with all the other terms, agreements and conditions contained in the Indenture for the benefit of the Securities.
     Section 8.02. Maintenance of Office or Agency. With respect to the Securities, so long as any of the Securities remain outstanding, the Company will maintain an office or agency in each Place of Payment where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion, and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, conversions, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.
     Section 8.03. Money or Security Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal, premium, if any, or interest, if any, on any of the Securities, segregate and hold in trust for the benefit of the Holders of the Securities a sum sufficient to pay such principal, premium, or interest so becoming due until such sums shall be paid to such Holders of such Securities or otherwise disposed of as herein provided, and will promptly notify the Trustee, in writing, of its action or failure so to act.
     Whenever the Company shall have one or more Paying Agents for the Securities, it will, on or prior to each due date of the principal, premium, if any, or interest, if any, deposit with a Paying Agent a sum sufficient to pay such principal, premium, or interest so becoming due, such sum to be held in trust for the benefit of the Holders of the Securities entitled to the same and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee, in writing, of its action or failure so to act.
     The Company will cause each Paying Agent, other than the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will
     (a) hold all sums held by it for the payment of principal, premium, if any, or interest, if any, on Securities in trust for the benefit of the Holders of the Securities entitled thereto until such sums shall be paid to such Holders of such Securities or otherwise disposed of as herein provided;
     (b) give the Trustee written notice of any default by the Company (or any other obligor upon the Securities) in the making of any such payment of principal, premium, if any, or interest, if any, on the Securities; and
     (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
     The Company may, at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture with respect the Securities or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent in respect of the Securities as to which it seeks to discharge this Indenture or, if for any other purpose, all sums so held in trust by the Company in respect of all Securities, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
     Section 8.04. Certificate to Trustee. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (beginning in 2010), an Officer’s Certificate, one of whose signatories shall be the Company’s principal executive, accounting or financial officer, stating that in the course of the performance by the signer of his or her duties as officer of the Company they would normally have knowledge of any default by the Company in the performance of any of its covenants, conditions or agreements contained herein (without regard to any period of grace or requirement of notice provided hereunder), stating whether or not he or she has knowledge of any such default and, if so, specifying each such default of which the signer has knowledge and the nature thereof.
     Section 8.05. Corporate Existence. Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.
     Section 8.06. Covenant as to Common Stock. The Company agrees that all shares of Common Stock that may be delivered upon conversion of any Securities to which Article 9 applies, upon such delivery, will be newly issued shares and will have been duly authorized and validly issued and will be fully paid and nonassessable and, except as provided in Section 9.08, the Company will pay all taxes, liens and charges with respect to the issue thereof.
     Section 8.07. Limitation on Incurrence of Senior Debt. The Company may not create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of any obligation evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, but excluding any trade payments and other accrued current liabilities arising in the ordinary course of business, unless such liability is, by its terms, subordinate in right of payment to the Securities. Notwithstanding the foregoing, the Company may incur such liability in the event the aggregate principal amount of Outstanding Securities is equal to or less than U.S.$5,000,000.
     Section 8.08. Calculation of Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.
ARTICLE 9
Conversion of Securities
     Section 9.01. Conversion Privilege and Conversion Rate. Subject to and upon compliance with the provisions of this Article 9, at the option of the Holder thereof, any Security or any portion of the principal amount thereof that is U.S.$2,000 or an integral multiple of U.S.$1,000 may be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall commence upon the original issuance of the Securities and expire at the close of business two (2) New York Business Days prior to the Maturity, unless such Security has been previously repurchased, redeemed or converted. The rate at which shares of Common Stock shall be delivered upon conversion (herein called the “Conversion Rate”) shall be initially 1,111.11 shares of Common Stock for each U.S.$1,000 principal amount of Securities. The Conversion Rate shall be adjusted in certain instances as provided in this Article 9.
     Section 9.02. Exercise of Conversion Privilege. In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose pursuant to Section 8.02, accompanied by a duly signed and completed notice of conversion (substantially in the form attached hereto as Exhibit A) stating that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. The interest so payable on such Interest Payment Date, with respect to any Security (or portion thereof, if applicable) that is surrendered for conversion during the period from the close of business on any Record Date next preceding any Interest Payment

Date to the opening of business on such Interest Payment Date, shall be paid to the Holder of such Security as of such Record Date. Interest payable in respect of any Security surrendered for conversion on or after an Interest Payment Date shall be paid to the Holder of such Security as of the next preceding Record Date, notwithstanding the exercise of the right of conversion. Except as provided in this paragraph, no cash payment or adjustment shall be made upon any conversion on account of any interest accrued from the Interest Payment Date next preceding the Conversion Date, in respect of any Security (or part thereof, as the case may be) surrendered for conversion, or on account of any dividends on the Common Stock issued upon conversion. The Company’s delivery to the Holder of the number of shares of Common Stock (and cash in lieu of fractions thereof as provided in Section 9.03) into which a Security is convertible and any rights pursuant to Section 9.04(m) will be deemed to satisfy the Company’s obligation to pay the principal amount of the Security.
     Securities shall be deemed to have been converted on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the Conversion Date, the Company shall issue and deliver to the Conversion Agent, for delivery to the Holder, a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 9.03.
     Neither the Trustee nor the Conversion Agent shall have any responsibility for the inclusion or content of any restrictive legends on such Common Stock; provided, however, that the Trustee or the Conversion Agent shall have provided to the Company or to the Company’s transfer agent for such Common Stock, prior to or concurrently with a request to the Company to deliver such Common Stock, written notice that the securities delivered for conversion are Securities.
     In the case of any Security that is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amount of such Security to be converted is equal to U.S.$2,000 or any integral multiple of U.S.$1,000 in excess thereof and the principal amount of such security to remain Outstanding after such conversion is equal to U.S.$2,000 or any integral multiple of U.S.$1,000 in excess thereof.
     Notwithstanding anything to the contrary contained herein, the number of Conversion Shares that may be acquired by the Holder upon any conversion of the Securities (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates (as defined under Rule 144 promulgated under the Securities Act, “Affiliates”) and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The Holder may waive the provisions of this beneficial ownership limitation by written notice to the Company to change the beneficial ownership limitation to 9.999%, but any such waiver will not be effective until the 61st day after delivery of such notice, nor will any such waiver effect any other Holder. Upon such a change by such Holder of the beneficial ownership limitation from such 4.999% limitation to such 9.999% limitation, the beneficial ownership limitation may not be further waived by such Holder except in the event of a Change in Control. The provisions of this paragraph shall be construed and implemented in a manner consistent with the intended beneficial ownership limitation of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, and to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor Holder.
     Unless and until the Conversion Agent receives an Officer’s Certificate from the Company notifying the Trustee that, upon a conversion of Securities, a Holder would own in excess of 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion), the Conversion Agent may assume without inquiry (i) that no Holder owns or upon a conversion of Securities would own in excess of that number and (ii) that each Holder is in compliance with the requirements of this Section 9.02.
     Section 9.03. Fractions of Shares. No fractional shares of Common Stock shall be issued upon conversion of any Security or Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Security or Securities (or specified portions thereof), the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) in an amount equal to the same fraction of the Closing Price at the close of business on the day of conversion.
     Section 9.04. Adjustment of Conversion Rate. The Conversion Rate shall be subject to adjustments from time to time as follows:
     (a) In case the Company shall pay or make a dividend or other distribution on any class of Capital Stock of the Company payable in shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective (subject to paragraph (l) of this Section 9.04) immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company. In no event shall this paragraph (a) apply in the case of an ordinary dividend.
     (b) In case the Company shall issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (h) of this Section 9.04) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than any rights, options or warrants (1) that by their terms will also be issued to any Holder upon conversion of a Security into shares of Common Stock without any action required by the Company or any other Person or (2) that are only exercisable upon the occurrence of a specified triggering event and such triggering event has not occurred), the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective (subject to paragraph (l) of this 9.04) immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.
     (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.
     (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its Indebtedness, shares of any class of Capital Stock, or other property (including cash or assets or securities, but excluding (1) any rights, options or warrants referred to in paragraph (b) of this Section 9.04 and the distribution of rights to all holders of Common Stock pursuant to the adoption of a stockholders’ rights plan or the detachment of such rights under the terms of such stockholders’ rights plan, (2) any dividend or distribution paid in cash, except as set forth in paragraphs (e) and (f) of this Section 9.04 and (3) any dividend or distribution referred to in paragraph (a) of this Section 9.04, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (h) of this Section 9.04) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the portion of the assets, shares or evidences of Indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share (determined as provided in paragraph (h) of this Section 9.04) of the Common Stock, such adjustment to become effective (subject to paragraph (l) of this Section 9.04) immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.
     (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding cash portions of distribution referred to in Section 9.04(d) and any cash that is distributed upon a merger or consolidation to which Section 9.11 applies) in an aggregate amount that, combined together with (1) the aggregate amount of any other cash distributions to all holders of its Common Stock made exclusively in cash within the 365-day period preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (e) has been made and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of other consideration payable in respect of any tender offer by the Company or any Subsidiary for all or any portion of the Common Stock concluded within the 365-day period preceding the date of payment of such distribution and in respect of which no adjustment pursuant to paragraph (f) of this Section 9.04 has been made (the “Combined Cash and Tender Amount”) exceeds ten percent (10%) of the product of the current market price per share (determined as provided in paragraph (h) of this Section 9.04) of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date (the “Aggregate Current Market Price”), then, and in each such case, immediately after the close of business on such date for determination, subject to paragraph (l) of Section 9.04, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (A) the numerator of which shall be equal to the current market price per share (determined as provided in paragraph (h) of this Section 9.04) of the Common Stock on the date fixed for such determination less an amount equal to the quotient of (i) the excess of such Combined Cash and Tender Amount over ten percent (10%) of such Aggregate Current Market Price divided by (ii) the number of shares of Common Stock outstanding on such date fixed for determination and (B) the denominator of which shall be equal to the current market price per share (determined as provided in paragraph (h) of this Section 9.04) of the Common Stock on such date fixed for determination.
     (f) In case a tender offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall be completed for an aggregate consideration consisting of cash and/or property having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), of other consideration payable in respect of any other tender offer by the Company or any Subsidiary for all or any portion of the Common Stock concluded within the 365-day period preceding the completion of such tender offer and in respect of which no adjustment pursuant to this paragraph (f) has been made and (2) the aggregate amount of any distributions to all holders of the Company’s Common Stock made exclusively in cash within the 365-day period preceding the completion of such tender offer and in respect of which no adjustment pursuant to paragraph (e) of this Section 9.04 has been made (the “Combined Tender and Cash Amount”) exceeds ten percent (10%) of the product of the current market price per share of the Common Stock (determined as provided in paragraph (h) of this Section 9.04) as of the completion of such tender offer (the “Completion Date”) times the number of shares of Common Stock outstanding

(including any tendered shares) as of the Completion Date, then, and in each such case, immediately prior to the opening of business on the day after the date of the Completion Date, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate immediately prior to close of business on the Completion Date by a fraction (A) the numerator of which shall be equal to (i) the product of (x) the current market price per share of the Common Stock (determined as provided in paragraph (h) of this Section 9.04) on the Completion Date multiplied by (y) the number of shares of Common Stock outstanding (including any tendered shares) on the Completion Date less (ii) the Combined Tender and Cash Amount, and (B) the denominator of which shall be equal to the product of (x) the current market price per share of the Common Stock (determined as provided in paragraph (h) of this Section 9.04) as of the Completion Date multiplied by (y) the number of shares of Common Stock outstanding (including any tendered shares) as of the Completion Date less the number of all shares validly tendered and not withdrawn as of the Completion Date.
     (g) The reclassification of Common Stock into securities including other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 9.11 applies) shall be deemed to involve (1) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be “the date fixed for the determination of stockholders entitled to receive such distribution” and “the date fixed for such determination” within the meaning of paragraph (d) of this Section 9.04), and (2) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be “the day upon which such subdivision becomes effective” or “the day upon which such combination becomes effective”, as the case may be, and “the day upon which such subdivision or combination becomes effective” within the meaning of paragraph (c) of this Section 9.04).
     (h) For the purpose of any computation under paragraphs (b), (d), (e) or (f) of this Section 9.04, the current market price per share of Common Stock on any date shall be calculated by the Company and be deemed to be the Volume Weighted Average Price for the Trading Day before the “ex date” with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term “ex date,” when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.
     (i) No adjustment in the Conversion Rate shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (i)) would require an increase or decrease of at least one percent in such rate; provided, however, that any adjustments which by reason of this paragraph (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 9 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.
     (j) The Company may make such increases in the Conversion Rate, for the remaining term of the Securities or any shorter term, in addition to those required by paragraphs (a), (b), (c), (d), (e) and (f) of this Section 9.04, as it considers to be advisable in order to avoid or diminish any income tax liability to any holders of shares of Common Stock resulting from any dividend or distribution of Common Stock or issuance of rights or warrants to purchase or subscribe for Common Stock or from any event treated as such for income tax purposes.

     To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall give notice of the increase to the Holders of Securities in the manner provided in Section 1.06 at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
     (k) Notwithstanding the foregoing provisions of this Section 9.04, no adjustment of the Conversion Rate shall be required to be made (1) upon the issuance of shares of Common Stock pursuant to any present or future plan for the reinvestment of dividends, (2) because of a tender or exchange offer of the character described in Rule 13e-4(h)(5) under the Exchange Act or any successor rule thereto or (3) as a result of a rights plan or poison pill implemented by the Company.
     (l) In any case in which this Section 9.04 shall require that an adjustment be made immediately following a Record Date, the Company may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Company shall, with respect to any Security to which this Article 9 applies, converted after such Record Date and on and before such adjustment shall have become effective (1) defer paying any cash payment pursuant to Section 9.03 hereof or issuing to the Holder of such Security the number of shares of Common Stock issuable upon such conversion in excess of the number of shares of Common Stock issuable thereupon only on the basis of the Conversion Rate prior to adjustment, and (2) not later than five (5) New York Business Days after such adjustment shall have become effective, pay to such Holder the appropriate cash payment pursuant to Section 9.03 hereof and issue to such Holder the additional shares of Common Stock issuable on such conversion. Notwithstanding the foregoing, no adjustment of the Conversion Rate shall be made if the event giving rise to such adjustment does not occur.
     (m) In the event that the Company distributes rights or warrants (other than those referred to in paragraph (b) above) pro rata to holders of Common Stock, so long as any such rights or warrants have not expired, the Company shall make proper provision so that the Holder of any Security to which this Article 9 applies, surrendered for conversion will be entitled to receive upon such conversion, in addition to the Common Stock issuable upon conversion of the Securities (the “Conversion Shares”), a number of rights and warrants to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the “Distribution Date”), the same number of rights or warrants to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the rights or warrants, and (ii) if such conversion occurs after such Distribution Date, the same number of rights or warrants to which a holder of the number of shares of Common Stock into which the principal amount of such Security so converted was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date in accordance with the terms and provisions of and applicable to the rights or warrants.

     (n) Notwithstanding anything to the contrary, in the event that the Company shall effect any increase in the Conversion Rate pursuant to this Section 9.04, the Company shall procure any required shareholder approvals.
     Section 9.05. Notice of Adjustments of Conversion Rate. Whenever the Conversion Rate is adjusted as herein provided:
     (a) the Company shall compute the adjusted Conversion Rate in accordance with Section 9.04 and shall prepare a certificate signed by the President and Chief Executive Officer or the Senior Vice President and Chief Financial Officer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be delivered to the Trustee and the Conversion Agent; and
     (b) upon each such adjustment, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be required, and as soon as practicable after it is required, such notice shall be provided by the Company to all Holders in accordance with Section 1.06.
     Neither the Trustee nor the Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of any Securities to which this Article 9 applies, desiring inspection thereof at its office during normal business hours. Unless and until a Responsible Officer of the Trustee and Conversion Agent receive notice of an adjusted Conversion Rate, the Trustee and the Conversion Agent may rely without inquiry on the Conversion Rate most recently in effect.
     Section 9.06. Notice of Certain Corporate Action. In case:
     (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require any adjustment pursuant to Section 9.04; or
     (b) the Company shall authorize the granting to the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of Capital Stock of any class or of any other rights; or
     (c) of any reclassification of the Common Stock of the Company, or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance, sale, transfer or lease of all or substantially all of the assets of the Company; or
     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;
then the Company shall cause to be delivered to the Trustee and Conversion Agent at each office or agency maintained for the purpose of conversion of any Securities to which this Article 9 applies pursuant to Section 9.02, and shall cause to be provided to all Holders in accordance with Section 1.06, at least twenty (20) days prior to the applicable record or effective date hereinafter specified, a notice stating (1) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined or (2) the date on which such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up. Neither the failure to give such notice or the notice referred to in the following paragraph nor any defect therein shall affect the legality or validity of the proceedings described in clauses (a) through (d) of this Section 9.06. If at the time the Trustee shall not be the Conversion Agent, a copy of such notice shall also forthwith be delivered by the Company to the Trustee.
     The Company shall cause to be delivered to the Trustee and Conversion Agent at each office or agency maintained for the purpose of conversion of any Securities to which this Article 9 applies pursuant to Section 8.02, and shall cause to be provided to all Holders in accordance with Section 1.06, notice of any tender offer by the Company or any Subsidiary for all or any portion of the Common Stock at or about the time that such notice of tender offer is provided to the public generally.
     Section 9.07. Company to Reserve Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of any Securities to which this Article 9 applies, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding Securities.
     Section 9.08. Taxes on Conversions. Except as provided in the next sentence, the Company will pay any and all taxes and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of any Securities to which this Article 9 applies pursuant hereto. The Company shall not, however, be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty or has established to the satisfaction of the Company that such tax or duty has been paid.
     Section 9.09. Reserved.
     Section 9.10. Cancellation of Converted Securities. All Securities to which this Article 9 applies delivered for conversion shall be delivered to the Trustee or the Conversion Agent to be cancelled by or at the direction of the Trustee, which shall dispose of the same in accordance with Section 2.13 hereof.
     Section 9.11. Provision in Case of Consolidation, Merger or Sale of Assets. In case of any consolidation or merger of the Company with or into any other Person, any merger of another Person with or into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any conveyance, sale, transfer or lease of all or substantially all of the assets of the Company, the Person formed by such consolidation or resulting from such merger or that acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security to which this Article 9 applies then Outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in Section 9.01, to convert such Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by a holder of the number of shares of Common Stock of the Company into which such Security might have been converted immediately prior to such consolidation, merger, conveyance, sale, transfer or lease, assuming such holder of Common Stock of the Company (a) is not a Person with which the Company consolidated or merged with or into or that merged into or with the Company or to which such conveyance, sale, transfer or lease was made, as the case may be (a “Constituent Person”), or an Affiliate of a Constituent Person and (b) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer, or lease is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, conveyance, sale, transfer or lease by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (the “Non-electing Share”), then for the purpose of this Section 9.11 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by the holders of each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). Such supplemental indenture shall provide for adjustments that, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 9. The above provisions of this Section 9.11 shall similarly apply to successive consolidations, mergers, conveyances, sales, transfers or leases. Notice of the execution of such a supplemental indenture shall be given by the Company to the Holder of each Security to which this Article 9 applies as provided in Section 1.06 promptly upon such execution.
     Neither the Trustee nor the Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property or cash receivable by Holders of any Securities to which this Article 9 applies upon the conversion of their Securities after any such consolidation, merger, conveyance, transfer, sale or lease or to any such adjustment but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Officers Certificate or an Opinion of Counsel with respect thereto, which the Company shall cause to be furnished to the Trustee in accordance with Section 1.02.
     Section 9.12. Responsibility of Trustee for Conversion Provisions. The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to which this Article 9 applies to determine whether any facts exist that may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed herein or in any supplemental indenture in making the same, or to monitor, determine or enforce the limitations of common stock set forth in Sections 9.02 or 9.13 hereof, or whether a supplemental indenture need be entered into. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, that may at any time be issued or delivered upon the conversion of any Security; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 5.01, nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of

Common Stock or share certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion; and the Trustee and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article 9.
     Section 9.13. Automatic Conversion.
     (a) If at any time after February 9, 2010 and on or prior to Maturity, the Closing Price of the Common Stock is equal to or greater than U.S.$1.70 per share for at least twenty (20) Trading Days in any thirty (30) consecutive Trading Day period, ending within five (5) Trading Days prior to the date of the Automatic Conversion Notice (as defined below) the Securities shall automatically convert as provided herein (an “Automatic Conversion”); provided, however, that such Automatic Conversion shall be subject to Section 9.02 hereof. In the event less than all of the Outstanding Securities can be automatically converted due to the beneficial ownership limitations of a Holder under Section 9.02, the maximum amount of Outstanding Securities as to such Holder shall be so converted pursuant to the Automatic Conversion.
     (b) At the request and expense of the Company, the Trustee shall mail or cause to be mailed to each Holder of Outstanding Securities a notice (the “Automatic Conversion Notice”), such notice to be prepared by the Company, of an Automatic Conversion not more than thirty (30) days but not less than twenty (20) days prior to the date on which the Securities will be Automatically Converted (the “Automatic Conversion Date”). If the Company gives such notice, it shall also deliver a copy of such Automatic Conversion Notice to the Trustee. Such mailing shall be by first class mail. Such notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security shall not affect the validity of the proceedings for the Automatic Conversion of any other Security.
     (c) Each Automatic Conversion Notice shall state:
     (1) the aggregate principal amount of Securities to be automatically converted,
     (2) the CUSIP, ISIN or similar number or numbers of the Securities being automatically converted, if applicable,
     (3) the Automatic Conversion Date,
     (4) the Make-Whole Payment,
     (5) the place or places where the Securities are to be surrendered for conversion, and
     (6) the Conversion Rate then in effect.
     (d) Prior to or contemporaneous with the mailing of an Automatic Conversion Notice to the Holders, the Company shall issue a press release containing the information contained in the Automatic Conversion Notice.

     (e) In the event of an Automatic Conversion, the Company shall issue and deliver a certificate or certificates for the number of Conversion Shares as promptly after the Automatic Conversion Date, as practicable in accordance with the provisions of this Article 9, but in no event later than the close of business on the fifth next succeeding Business Day following such Automatic Conversion Date.
     (f) All Securities subject to an Automatic Conversion shall be delivered to the Trustee or the Conversion Agent to be cancelled by or at the direction of the Trustee, which shall dispose of the same in accordance with Section 2.13.
     (g) If less than all the Securities are to be Automatically Converted, the particular Securities to be converted shall be selected by the Trustee at least five (5) New York Business Days prior to the date that the Automatic Conversion Notice is given from the Outstanding Securities by lot or such method as the Trustee may deem fair and appropriate.
     (h) Upon Automatic Conversion, interest on the Securities shall cease to accrue and, except as provided in Section 5.06, to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the Common Stock and cash, if any, to which they are entitled pursuant to this Section 9.13.
     (i) If any of the provisions of this Section 9.13 are inconsistent with applicable law at the time of such Automatic Conversion, such law shall govern.
     (j) Notwithstanding anything to the contrary, in the event that the Company shall effect Automatic Conversion pursuant to this Section 9.13, the Company shall procure any required stockholder approvals.
ARTICLE 10
Make-Whole Payment
     Section 10.01. Make-Whole Provision. Upon the conversion or repurchase of any Security prior to its Maturity, the Company will pay to the Holders of the Securities so converted or repurchased cash with respect to the Security so converted or repurchased, in an amount equal to U.S.$377.78 per U.S.$1,000 principal amount of the Securities, less the amount of any interest paid on the Securities from the date of issuance until the relevant Conversion Date or Repurchase Date (the "Make-Whole Payment”). The Company shall pay the Make-Whole Payment within five (5) business days of the applicable Conversion Date or Repurchase Date is completed, in all cases pursuant to the terms of this Indenture.
ARTICLE 11
Holders Lists And Reports By Trustee And Company; Non-Recourse
     Section 11.01. Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:
     (a) semi-annually, not more than fifteen (15) days after the Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Outstanding Securities as of such Record Date, and

     (b) at such other times as the Trustee may reasonably request in writing, within thirty (30) days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than fifteen (15) days prior to the time such list is furnished;
provided, however, that no such list need be furnished so long as the Trustee is acting as Security Registrar.
     Section 11.02. Preservation of Information.
     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 11.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 11.01 upon receipt of a new list so furnished.
     (b) After this Indenture has been qualified under the Trust Indenture Act, the rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.
     (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.
     Section 11.03. No Recourse Against Others. An incorporator or any past, present or future director, officer, employee or stockholder, as such, of the Company or any successor entity shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. Such waiver and release shall be part of the consideration for the issue of the Securities.
     Section 11.04. Reports by Trustee.
     (a) After this Indenture has been qualified under the Trust Indenture Act, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided therein. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty (60) days after each May 15 following the date of this Indenture, deliver to Holders a brief report, dated as of such May 15, that complies with the provisions of such Section 313(a).
     (b) After this Indenture has been qualified under the Trust Indenture Act, a copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when the Securities are listed on any stock exchange other than The Nasdaq Capital Market.
     Section 11.05. Section 13 or 15(d) Reports by Company. After this Indenture has been qualified under the Trust Indenture Act, the Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided therein; provided, however, that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within fifteen (15) days after the same has been filed with the Commission. Documents filed by the Company with the Commission via the EDGAR system shall be deemed to be filed with the Trustee as of the time such documents are filed via EDGAR.
     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
ARTICLE 12
Subordination
     Section 12.01. Agreement to Subordinate.
     The Company agrees, and each Holder by accepting a Security agrees, that the payment of principal of, premium, if any, and interest on, and all other amounts payable in respect of, the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 12 and subject to the provisions of Article 3 hereof, to the payment when due in cash of all Senior Debt of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Debt. All provisions of this Article 12 shall be subject to Article 3.
     Section 12.02. Liquidation, Dissolution, Bankruptcy.
     (a) Upon any payment or distribution of the assets of the Company to creditors upon a liquidation, dissolution or winding up of the Company or in a bankruptcy, reorganization, receivership or similar proceeding relating to the Company or its property or upon an assignment for the benefit of the Company’s creditors or the marshaling of its assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full in cash before the Holders of the Securities are entitled to receive any payment of principal of, premium, if any, or interest, on, the Securities, except that Holders of Securities may receive and retain such payments made in Permitted Junior Securities and payments from the trust described in Article 3 hereof.
     (b) Until the Senior Debt is paid in full in cash, any distribution to which Holders of the Securities would be entitled but for this Article 12 will be made to holders of the Senior Debt as their interests may appear (except that Holders of Securities may receive and retain payments made in Permitted Junior Securities and payments and other distributions made from the trust described in Article 3 hereof; provided that (i) no Holder of the Securities shall have the right to receive and retain any such Permitted Junior Securities if the existence of such right would have the effect of causing the Securities to be treated in the same class of claims as the Senior Debt of the Company or any class of claims which is pari passu with such Senior Debt and (ii) holders of Senior Debt shall be entitled to receive any cash payments made to any Holder of Securities on the account of Permitted Junior Securities until all Obligations in respect of Senior Debt have been paid in full in cash).

     Section 12.03. Default on Senior Debt.
     The Company may not pay (except in Permitted Junior Securities or from the trust described in Article 3 hereof) principal of, or premium, if any, or interest on, the Securities, or make any deposit in respect of the Securities pursuant to Section 4.06, and may not repurchase, redeem or otherwise retire any Securities (collectively, “pay the Securities”) if (a) any principal, premium, interest or any other amount payable in respect of any Senior Debt is not paid within any applicable grace period (including at maturity) or (b) any other default on Senior Debt occurs and the maturity of such Senior Debt is accelerated in accordance with its terms unless, in either case, (1) the default has been cured or waived and any such acceleration has been rescinded or (2) such Senior Debt has been paid in full in cash; provided, however, that the Company may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the representative of the holders of such Senior Debt or, if there is no representative, from the holders of such Senior Debt.
     Section 12.04. Acceleration of Payment of Securities.
     If payment of the Securities is accelerated when Senior Debt is outstanding, the Company may not pay the Securities until three New York Business Days after the representative of the holders of such Senior Debt or, if there is no Representative, the holders of such Senior Debt receive notice of such acceleration and, thereafter, may pay the Securities only if this Indenture otherwise permits payment at that time.
     Section 12.05. When Distribution Must Be Paid Over.
     If a payment or distribution is made to Holders that because of this Article 12 should not have been made to them, the Trustee or the Holders who receive the distribution shall hold it in trust for holders of Senior Debt and pay it over to them or their representative as their interests may appear.
     Section 12.06. Subrogation.
     After all Senior Debt is paid in full and until the Securities are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness that is pari passu with the Securities) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article 12 to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on such Senior Debt.
     Section 12.07. Relative Rights.
     This Article 12 defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall:
     (a) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest on, the Securities in accordance with their terms;

     (b) affect the relative rights of Holders and creditors of the Company other then their rights in relation to holders of Senior Debt; or
     (c) prevent the Trustee or any Holder from exercising its available remedies upon a default or an Event of Default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to Holders.
     Section 12.08. Subordination May Not Be Impaired by Company.
     No right of any holder of Senior Debt to enforce the subordination of the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.
     Section 12.09. Rights of Trustee and Paying Agent.
     The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Failure to give such notice shall not affect the subordination of the Securities to Senior Debt. Notwithstanding the provisions of this or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof at the address specified in Section 1.05 from the Company or a holder of Senior Debt or from any trustee or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 5.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if a Responsible Officer of the Trustee shall not have received, at least three New York Business Days prior to the date upon which by the terms hereof any such money may become payable for any purpose (including, without limitation, the payment of the principal amount, Conversion Price, or interest, if any, as the case may be, in respect of any Security), the notice with respect to such money provided for in this Section 12.09, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three New York Business Days prior to such date.
     Subject to the provisions of Section 5.01, the Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Debt (or a trustee or agent on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt (or a trustee or agent on behalf of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this Indenture pending judicial determination as to the rights of such person to receive such payment.

     The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. The Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Debt that may at any time be held by it, to the same extent as any other holder of such Senior Debt; and nothing in Article 4 shall deprive the Trustee of any of its rights as such holder.
     Section 12.10. Distribution or Notice to Representative.
     Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their representative (if any).
     Section 12.11. Article 12 Not to Prevent Events of Default or Limit Right to Accelerate.
     Nothing in this Article 12 shall prevent an Event of Default in accordance with Article 4 or have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Securities or to exercise the rights and remedies in Article 4.
     Section 12.12. Trust Moneys and Make-Whole Payment Not Subordinated.
     Notwithstanding anything contained herein to the contrary, neither the Make-Whole Payment nor payments from cash or the proceeds of non-callable U.S. Government Obligations held in trust under Article 3 by the Trustee for the payment of principal of and interest on the Securities shall be subordinated to the prior payment of any Senior Debt or subject to the restrictions set forth in this Article 12, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Debt or any other creditor of the Company.
     Section 12.13. Trustee Entitled to Rely.
     Upon any payment or distribution pursuant to this Article 12, the Trustee and the Holders shall be entitled to conclusively rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 4.01(e) and Section 4.01(f) are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon a certificate of the representative of the holders of Senior Debt or, if there is no representative, the holders of Senior Debt for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.
     Section 12.14. Trustee’s Compensation Not Prejudiced.
     Nothing in this Article 12 will apply to amounts due to the Trustee pursuant to other Sections in this Indenture.
     Section 12.15. Trustee to Effectuate Subordination.
     Each Holder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Debt as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.

     Section 12.16. Trustee Not Fiduciary for Holders of Senior Debt.
     The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 12 or otherwise. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.
     Section 12.17. Reliance by Holders of Senior Debt on Subordination Provisions.
     Each Holder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of such Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.
ARTICLE 13. Option Of The Holder Upon A Change In Control
     Section 13.01. Right to Require Repurchase.
     In the event that a Change in Control shall occur, then each Holder shall have the right, at the Holder’s option, but subject to the provisions of Section 13.02, to require the Company to repurchase for cash, and upon the exercise of such right the Company shall repurchase, all of such Holder’s Securities, or any portion of the principal amount thereof that is equal to U.S.$1,000 or any greater integral multiple of U.S.$1,000, on the date (the “Repurchase Date”) that is fixed by the Company at a cash purchase price equal to one hundred percent (100%) of the principal amount of the Securities to be repurchased plus the Make-Whole Payment less any interest paid (the “Repurchase Price”); provided, however, that installments of interest on Securities whose Stated Maturity is on or prior to the Repurchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Record Date according to their terms and the provisions of Section 2.11. The Repurchase Date will be determined by the Company in the following manner: (i) the Company will give notice of the Change in Control as contemplated in Section 13.02(a); (ii) the Holder will give notice of its election to exercise the repurchase right as contemplated in Section 13.02(b); and (iii) the Company will make the repurchase on a date that is no later than forty-five (45) days after the Holder has delivered the notice provided in proviso (ii) above. Such right to require the repurchase of the Securities shall not continue after a discharge of the Company from its obligations with respect to the Securities in accordance with Article 3 unless a Change in Control shall have occurred prior to such discharge. Whenever in this Indenture (including Sections 2.05, 4.01(b) and 4.08) there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Repurchase Price that has become and remains payable in respect of such Security to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Indenture shall not be construed as excluding the Repurchase Price in those provisions of this Indenture when such express mention is not made.

     Section 13.02. Notices; Method of Exercising Repurchase Right, Etc.
     (a) On or before the thirtieth (30th) day after the occurrence of a Change in Control, the Company or, at the request and expense of the Company on or before the thirtieth (30th) day after such occurrence, the Trustee, shall give to all Holders of Securities, in the manner provided in Section 1.06, notice (the “Repurchase Notice”) of the occurrence of the Change in Control and of the repurchase right set forth herein arising as a result thereof. The Company shall be responsible for preparing such Repurchase Notice and, in the event the Company shall deliver such notice to the Holder, the Company shall also deliver a copy of such Repurchase Notice to the Trustee.
     Each Repurchase Notice shall state:
     (1) the Repurchase Date,
     (2) the date by which the repurchase right must be exercised,
     (3) the Repurchase Price,
     (4) a description of the procedure that a Holder must follow to exercise a repurchase right, and the place or places where such Securities are to be surrendered for payment of the Repurchase Price and accrued interest, if any,
     (5) that on the Repurchase Date, the Repurchase Price, and accrued and unpaid interest, if any, not included in the Repurchase Price, will become due and payable upon each such Security designated by the Holder to be repurchased and that interest thereon shall cease to accrue on and after said date,
     (6) the Conversion Rate then in effect, the date on which the right to convert the principal amount of the Securities to be repurchased will terminate and the place or places where such Securities may be surrendered for conversion, and
     (7) the place or places that the notice of election to repurchase shall be delivered, and the form of such notice.
     No failure of the Company to give the foregoing notices or defect therein shall limit any Holder’s right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Securities.
     If any of the foregoing provisions or other provisions of this Article 13 are inconsistent with applicable law, such law shall govern.
     (b) To exercise a repurchase right, a Holder shall deliver to the Trustee on or before the thirtieth (30th) day (or such greater period as may be required by applicable law) after the date of the Repurchase Notice (1) written notice of the Holder’s exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Securities to be repurchased (and, if any Security is to be repurchased in part, the serial number thereof, the portion of the principal amount thereof to be repurchased and the name of the Person in which the portion thereof to remain Outstanding after such repurchase is to be registered) and a statement that an election to exercise the repurchase right is being made thereby, and (2) the Securities with respect to which the repurchase right is being exercised. Such written notice shall be irrevocable, except that the right of the Holder to convert the Securities with respect to which the repurchase right is being exercised shall continue until the close of business on the Business Day immediately preceding the Repurchase Date.
     (c) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the Trustee the Repurchase Price in cash for payment to the Holder on the Repurchase Date together with accrued and unpaid interest to the Repurchase Date payable with respect to the Securities as to which the purchase right has been exercised; provided, however, that installments of interest that mature on or prior to the Repurchase Date shall be payable in cash to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date.
     (d) If any Security (or portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount of such Security (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate then in effect per annum, and each Security shall remain convertible into Common Stock until the principal of such Security (or portion thereof, as the case may be) shall have been paid or duly provided for.
     (e) Any Security that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security, a new Security or Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.
     (f) All Securities delivered for repurchase shall be delivered to the Trustee to be canceled at the direction of the Company, which shall dispose of the same as provided in Section 2.13.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed; all as of the date first above written.

EpiCept Corporation
By:	/s/ Robert W. Cook
	Name:	Robert W. Cook
	Title:	Senior Vice President & Chief Financial Officer

The Bank of New York Mellon, as Trustee
By:	/s/ Christopher Greene
	Name:	Christopher Greene
	Title:	Vice President

EXHIBIT A
CONVERSION NOTICE
     The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (in minimum denominations of U.S.$2,000 and any integral multiple of U.S.$1,000) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in the Security and directs that such shares, together with a check in payment for any fractional share and any Securities representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Securities are to be registered in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.
     The undersigned (together with the undersigned’s Affiliates, and any other person or entity acting as a group together with the undersigned or any of the undersigned’s Affiliates), after such conversion will not beneficially own in excess of the beneficial ownership limitation as calculated pursuant to Section 9.02 of the Indenture.

Dated:
Signature

If shares or Registered Securities are registered in the name of a Person other than the Holder, please print such Person’s name and address:	If only a portion of the Securities is to be to be converted, please indicate:
	1.	Principal amount to be converted:

U.S.$

Address		(in minimum denominations of U.S.$2,000 and any integral multiple of U.S.$1,000)

Social Security or other Taxpayer Identification Number, if any:	2.	Principal amount and denomination of Registered Securities representing unconverted principal amount to be issued:

Signature Guaranteed		Amount: U.S.$

EXHIBIT B
FORM OF NOTE
[Attached]

Exhibit B
[FORM OF FACE OF NOTE]
EPICEPT CORPORATION
7.5556% CONVERTIBLE SUBORDINATED NOTES DUE 2014

No.	U.S.$
     EpiCept Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of                      United States dollars (U.S.$                     ) (which principal amount may from time to time be increased or decreased to such other principal amounts by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture, provided, however, that the aggregate principal amount of all securities issued under the Indenture is limited to U.S.$25,000,000) on February 9, 2014, unless repurchased on an earlier date.

Interest Payment Dates:	June 30 and December 31, commencing June 30, 2009

Regular Record Dates:	June 15 and December 15
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT AND THE ISSUE DATE OF THIS SECURITY IS FEBRUARY 9, 2009. IN ADDITION, THIS SECURITY IS SUBJECT TO UNITED STATES FEDERAL INCOME TAX REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS. FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE, USING A COMPARABLE YIELD (WHICH WILL BE TREATED AS THE YIELD TO MATURITY FOR UNITED STATES FEDERAL INCOME TAX PURPOSES).
     EPICEPT CORPORATION (THE “ISSUER”) AGREES, AND BY ACCEPTING A BENEFICIAL OWNERSHIP INTEREST IN THIS SECURITY EACH HOLDER AND ANY BENEFICIAL OWNER OF THIS SECURITY WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (1) TO TREAT THIS SECURITY AS A DEBT INSTRUMENT THAT IS SUBJECT TO TREAS. REG. SEC. 1.1275-4 (THE “CONTINGENT PAYMENT REGULATIONS”), (2) TO TREAT THE FAIR MARKET VALUE OF ANY STOCK RECEIVED UPON ANY CONVERSION OF THIS SECURITY OR UPON A PURCHASE OF THIS SECURITY AT THE HOLDER’S OPTION AS A CONTINGENT PAYMENT FOR PURPOSES OF THE CONTINGENT PAYMENT REGULATIONS, AND (3) TO ACCRUE INTEREST WITH RESPECT TO THE SECURITY AS ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES ACCORDING TO THE “NONCONTINGENT BOND METHOD,” SET FORTH IN THE CONTINGENT PAYMENT REGULATIONS, AND TO BE BOUND BY THE ISSUER’S DETERMINATION OF THE “COMPARABLE YIELD” AND “PROJECTED PAYMENT SCHEDULE,” WITHIN THE MEANING OF THE CONTINGENT PAYMENT REGULATIONS, WITH RESPECT TO THIS SECURITY. THE ISSUER AGREES TO PROVIDE PROMPTLY TO THE HOLDER OF THIS SECURITY, UPON WRITTEN REQUEST, THE ISSUE PRICE, AMOUNT OF TAX ORIGINAL ISSUE DISCOUNT, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE ISSUER AT THE FOLLOWING ADDRESS: 777 OLD SAW MILL RIVER ROAD, TARRYTOWN, NEW YORK 10591.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.
Dated:

EPICEPT CORPORATION
By:
Name:
Title:

     This is one of the Securities referred to in the within-mentioned Indenture:
Dated:

THE BANK OF NEW YORK MELLON, as Trustee
By:
Authorized Signatory

[FORM OF REVERSE]
7.5556% CONVERTIBLE SUBORDINATED NOTES DUE 2014
     Indenture; Defined Terms. This Security is one of a duly authorized issue of securities of the Company designated as its “7.5556% Convertible Subordinated Notes due 2014” (herein called the “Securities”), issued and to be issued under an Indenture dated as of February 9, 2009 (herein called the “Indenture”) between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     Payments of Interest. The Company promises to pay interest on the principal amount of this Security, from the date hereof, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semiannually in arrears on June 30 and December 31 in each year (each, an “Interest Payment Date”), commencing June 30, 2009, at the rate of 7.5556% per annum, until the principal hereof is due, and at the rate then in effect on any overdue principal and premium, if any, and, to the extent permitted by law, on any overdue interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities, if applicable) is registered at the close of business on the Regular Record Date for such interest, which shall be June 15 and December 15 (whether or not a New York Business Day), as the case may be, next preceding such Interest Payment Date. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture.
     Payment of interest on this Security may be made at the option of the Company as follows: (i) by United States dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or, (ii) upon written application by the Holder to the Security Registrar setting forth wire instructions not later than the relevant Regular Record Date, by wire transfer to a United States dollar account maintained by the payee.
     In any case where any Interest Payment Date or Maturity of any Security or the last day on which a Holder of a Security has a right to convert its Security shall not be a New York Business Day at any Place of Payment or Place of Conversion, as the case may be, then (notwithstanding any provisions in the Indenture or the Securities) payment of interest or principal (and premium, if any) need not be made at such Place of Payment or Place of Conversion, as the case may be, on such date, but may be made on the next succeeding New York Business Day at such Place of Payment or Place of Conversion, as the case may be, with the same force and effect as if made on the Interest Payment Date, at Maturity, or by such last day for conversion; provided that no interest shall accrue for the period from and after such Interest Payment Date, Maturity, or last day for conversion, as the case may be. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.
     Paying Agent and Registrar. Initially, The Bank of New York Mellon, the Trustee under the Indenture, will act as Paying Agent and Security Registrar. The Company may change any Paying Agent or Security Registrar without notice to the Holders. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

     Payment of Principal. Payments of principal shall be made upon the surrender of this Security at an office or agency in each Place of Payment maintained by the Company, in United States dollars, or at such other offices or agencies as the Company may designate, by United States dollar check drawn on, or wire transfer to, a United States dollar account (such a wire transfer to be made only to such Holders which have furnished wire instructions in writing to the Trustee no later than the Regular Record Date) maintained by the payee.
     Sinking Fund. No sinking fund is provided for the Securities.
     Tax. Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.
     Conversion at Option of Holder. Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at its option, at any time after the original issue date of the Securities and on or before the close of business two (2) New York Business Days prior to Maturity, to convert this Security or any portion of the principal amount hereof that is U.S.$2,000 or an integral multiple of U.S.$1,000 (provided that the unconverted portion of such principal amount is U.S.$2,000 or any integral multiple of U.S.$1,000 in excess thereof) into fully paid and nonassessable shares of Common Stock of the Company at the initial Conversion Rate of 1,111.11 shares of Common Stock per U.S.$1,000 principal amount of Securities (or at the current adjusted Conversion Rate, if any adjustment has been made as provided in the Indenture) by surrender of this Security, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose accompanied by a duly signed and completed notice of conversion stating that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted.
     The interest payable on such Interest Payment Date, with respect to any Security (or portion thereof, if applicable) that is surrendered for conversion during the period from the close of business on any Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date, shall be paid to the Holder of such Security as of such Record Date. Interest payable in respect of any Security surrendered for conversion on or after an Interest Payment Date shall be paid to the Holder of such Security as of the next preceding Record Date, notwithstanding the exercise of the right of conversion.
     Subject to the Indenture, no cash payment or adjustment shall be made upon any conversion on account of any interest accrued from the Interest Payment Date next preceding the applicable Conversion Date, in respect of any Security (or part thereof, as the case may be) surrendered for conversion, or on account of any dividends on the Common Stock issued upon conversion.
     The Company’s delivery to the Holder of the number of shares of Common Stock (and cash in lieu of fractions thereof, as provided in the Indenture) into which a Security is convertible and any rights pursuant to Section 9.04(m) of the Indenture will be deemed to satisfy the Company’s obligation to pay the principal amount of the Security.
     No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest (calculated to the nearest 1/100th of a share) the Company shall pay a cash adjustment as provided in the Indenture.
     The Conversion Rate is subject to adjustment as provided in the Indenture. No adjustment in the Conversion Rate will be made until such adjustment would require an increase or decrease of at least one percent of such rate; provided that any adjustment that would otherwise be made will be carried forward and taken into account in the computation of any subsequent adjustment. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the conveyance, transfer, sale or lease of all or substantially all of the property and assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then Outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, transfer, sale or lease by a holder of the number of shares of Common Stock of the Company into which this Security could have been converted immediately prior to such consolidation, merger, conveyance, transfer, sale or lease (assuming such holder of Common Stock is not a Constituent Person or an Affiliate of a Constituent Person, failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of Non-electing Shares).
     Option of the Holder Upon a Change in Control. In the event that a Change in Control shall occur, then each Holder shall have the right, at the Holder’s option, but subject to the provisions of the Indenture, to require the Company to repurchase for cash, and upon the exercise of such right the Company shall repurchase, all of such Holder’s Securities, or any portion of the principal amount thereof that is equal to U.S.$1,000 or any greater integral multiple of U.S.$1,000, on the date that is fixed by the Company at a cash purchase price equal to one hundred percent (100%) of the principal amount of the Securities to be repurchased plus the Make-Whole Amount: provided, however, that installments of interest on Securities whose Stated Maturity is on or prior to the Repurchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Record Date according to their terms and the provisions of the Indenture.
     On or before the thirtieth (30th) day after the occurrence of a Change in Control, the Company or, at the request and expense of the Company on or before the thirtieth (30th) day after such occurrence, the Trustee, shall give to all Holders of Securities, in the manner provided in the Indenture, notice (the “Company Notice”) of the occurrence of the Change in Control and of the repurchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such notice of a repurchase right to the Trustee.
     To exercise a repurchase right, a Holder shall deliver to the Trustee on or before the thirtieth (30th) day (or such greater period as may be required by applicable law) after the date of the Company Notice (1) written notice of the Holder’s exercise of such right in accordance with the terms of the Indenture and (2) the Securities with respect to which the right is being exercised.
     If any Security (or portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount of such Security (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate then in effect per annum, and each Security shall remain convertible into Common Stock until the principal of such Security (or portion thereof, as the case may be) shall have been paid or duly provided for.
     No fractions of shares shall be issued upon repurchase of Securities. If more than one Security shall be repurchased from the same Holder and the Repurchase Price shall be payable in shares of Common Stock, the number of full shares that shall be issuable upon such repurchase shall be computed on the basis of the aggregate principal amount of the Securities so repurchased. Instead of any fractional share of Common Stock that would otherwise be issuable on the repurchase of any Security or Securities, the Company will deliver to the applicable Holder a check for the current market value of such fractional share.
     Automatic Conversion of Securities. The Securities will automatically convert (for purposes of this Security, an “Automatic Conversion”), in accordance with the terms of the Indenture, at any time after February 9 , 2010 if the Closing Price (as defined in the Indenture) per share of the Common Stock is equal or greater than U.S.$1.70 for at least twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days ending within five (5) Trading Days prior to the date of the Automatic Conversion Notice.
     At the request and expense of the Company, the Trustee shall mail or cause to be mailed to each Holder of Outstanding Securities a notice (the “Automatic Conversion Notice”), such notice to be prepared by the Company, of an Automatic Conversion not more than thirty (30) days but not less than twenty (20) days prior to the Automatic Conversion Date. If the Company gives such notice, it shall also deliver a copy of such Automatic Conversion Notice to the Trustee. Such mailing shall be by first class mail. Such notice, if mailed in the manner provided in the Indenture, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security shall not affect the validity of the proceedings for the Automatic Conversion of any other Security.
     Event of Default and Remedies. If an Event of Default shall occur and be continuing, the principal of all the Securities, together with accrued and unpaid interest, if any, to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture.
     If an Event of Default occurs, the outstanding Securities shall bear interest from the date of the event that creates the Event of Default until such Event of Default is cured at the rate of the lesser of (i) twenty-one percent (21%) per annum and (ii) the maximum rate permitted by applicable law, regardless of when or whether the Holders deliver a Notice of Default or any Holder or the Trustee declares the outstanding principal balance due and payable as provided in the Indenture.
     As provided in and subject solely to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and furnished the Trustee reasonable indemnity, the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity, and the Trustee has not received any direction inconsistent with such written request from the Holders of a majority of the aggregate principal amount of the Outstanding Securities during such 60-day period. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof, premium, if any, Make-Whole Payment, if any, or interest hereon on or after the respective due dates expressed herein or for the enforcement of the right to convert or repurchase this Security as provided in the Indenture.
     Make-Whole Provision. Upon the conversion or repurchase of any Security prior to its Maturity, the Company will pay to the Holders of the Securities so converted or repurchased cash with respect to the Security so converted or repurchased, in an amount equal to U.S.$377.78 per U.S.$1,000 principal amount of the Securities, less the amount of any interest paid on the Securities from the date of issuance until the relevant Conversion Date or Repurchase Date (the “Make-Whole Payment”). The Company shall pay the Make-Whole Payment within five (5) business days of the applicable Conversion Date or Repurchase Date.
     Amendment, Supplement and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of a majority in principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.
     Transfer; Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Registered Securities is registrable on the Security Register upon surrender of a Registered Security for registration of transfer at the Corporate Trust Office of the Trustee or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Registered Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Security Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.
     Persons Deemed Owners. Prior to due presentation of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner thereof for all purposes, whether or not such Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     Governing Law. The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, United States of America.
     Authentication. Unless the certificate of authentication has been executed by the Trustee or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     Subordination. The payment of principal of, premium, if any, and interest on, and all other amounts payable in respect of, the Securities is subordinated in right of payment, to the extent and in the manner provided in and subject to the provisions of the Indenture, to the payment when due in cash of all Senior Debt of the Company and the subordination is for the benefit of and enforceable by the holders of such Senior Debt.
     CUSIP Number. The Company may cause a CUSIP number to be printed on the Securities and the Trustee may use the CUSIP number in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such number either as printed on the Securities, if so printed, or as contained in any notice of repurchase and reliance may be placed only on the other identification numbers placed thereon.